UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Delaware	1-35526	94-1517641
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

Storgatan 23C, 114 55 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On July 1, 2019, Neonode Inc. (“Neonode”) exercised its option to convert all outstanding shares of Series B Preferred Stock of Neonode into shares of Common Stock of Neonode (the “Preferred Stock Conversion”). As previously reported in a Current Report on Form 8-K filed June 5, 2019, a majority of outstanding stockholders of Neonode, including a majority of outstanding shareholders of Series B Preferred Stock, voted at the 2019 Annual Meeting of Stockholders to approve an amendment to the Restated Certificate of Incorporation of Neonode to enable the Preferred Stock Conversion.

Pursuant to the provisions of the Preferred Stock Conversion, each share of Series B Preferred Stock was automatically converted into 132.07 shares of Common Stock. No fractional shares were issued. In lieu of any such fractional shares, the resulting number of shares of Common Stock was rounded up to the nearest whole number. As a result, 10,577 shares of Common Stock were issued as a result of the Preferred Stock Conversion.

Additional information about the conversion of Series B Preferred Stock was described by Neonode in the Definitive Proxy Statement for the 2019 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: July 1, 2019	By:	/s/ Maria Ek
	Name:	Maria Ek
	Title:	Chief Financial Officer

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